CONFIRMATION



TO:      MICHAEL GREEN

         This is to confirm the renewal of the employment agreement made as of October 1, 2000, for a further one year period commencing on October 1, 2001, and ending on September 30, 2002, under the same terms and conditions, including, the terms relating to compensation.

         Dated at Markham this 1st day of October, 2001.



         MIAD SYSTEMS LTD.


         Per:
         -------------------------------------------------
         Michael Green - President